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                              ALLIANCE/INTEROFFICE


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                            OFFICE SERVICE AGREEMENT
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This Agreement is dated June 3,1999 and is entered into in San Francisco,
California by and between ALLIANCE/INTEROFFICE, SAN FRANCISCO, LLC, dba ALLIANCE/INTEROFFICE (hereinafter "ALLIANCE") and Mywebinc.Com, Inc. (hereinafter "CLIENT").

ALLIANCE and CLIENT agree that ALLIANCE will provide to CLIENT for and in consideration of the agreements and fee(s) set forth herein, an exclusive License to use the Office(s) as from time to time designated by ALLIANCE and, in common with ALLIANCE's other clients, the non-exclusive License to use ALLIANCE's Business Center facilities and services,

     1. BASIC TERMS: This Section 1 contains the basic terms of this Agreement and all provisions of this Agreement are to be read in accord therewith:

     A. Base Services: ALLIANCE's Full Time Office Program, including the use of executive offices complete with professional administrative staff, reception services and such other inclusive services which are defined as Base Services in Exhibit A.

     B. Additional Services: Access to additional business services for purchase as needed by CLIENT, including secretarial, administrative, telecommunications support and such other services as defined in Exhibit A.

     C. ALLIANCE Business Center and Address: Alliance Business Center 595 Market Street, 75th Floor, San Francisco, CA 94105

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E. Maximum Occupancy Capacity:              Two (2)
G. Commencement Date:                  June 4, 1999
I. Total Refundable Retainer:             $3,650.00

D. Office Number(s):                            #29
F. Initial Term:                 Twelve (12) Months
H. End of Term:                        May 31, 2000
J. Credit Limit:                          $2,500.00


2. OFFICE. The CLIENT shall, as part of the Base Services, be provided with the exclusive use of the Office and shall have access to the Office twenty-four (24) hours day, seven (7) days a week. The location of Office is indicated on Exhibit
A. ALLIANCE agrees to provide office cleaning, maintenance services, electricity, heating and air conditioning to the Office for normal office use in reasonable quantities during generally recognized business days subject to the rules and regulations of the building. In addition, CLIENT will have reasonable use of ALLIANCE common area facilities. CLIENT shall use the Office and auxiliary areas of the ALLIANCE Business Center solely for general office use in the conduct of the CLIENT's business.

      If, for any reason whatsoever, ALLIANCE is unable to deliver possession of the Office or a mutually agreed upon alternative office at the time herein agreed, CLIENT may either extend the Commencement Date until the Office becomes available or, as its sale remedy for such failure, cancel and terminate this Agreement if the Office is not delivered to CLIENT within five (5) business days after written notice to ALLIANCE by CLIENT, in which case any prior payments shall be

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fully refunded. No such failure to deliver possession shall subject ALLIANCE to any liability for loss or damage, nor affect the validity of this Agreement or the obligations of the CLIENT hereunder.

      In order to accommodate the needs of potential multiple office clients, ALLIANCE will have the right, upon ten (10) days written notice, to relocate the CLIENT to another office in the ALLIANCE Business Center, and to substitute such other office for the Office contracted herein, provided such other office is substantially similar in area and configuration to CLIENT's contracted Office and provided the CLIENT shall incur no increase in the Total Monthly Fee or any relocation cost or expense.

      3. SERVICES. ALLIANCE agrees, in consideration for a Monthly Fee, to provide Base Services to CLIENT as itemized in Exhibit A. Allowances not utilized in one month may not be carried over to subsequent months and shall not decrease the charge for the allowances in that month. Rates fair services provided in excess of allowances may be changed by ALLIANCE with 30 days advance written notice.

      CLIENT will not offer to any party in the ALLIANCE Business Center or the Building, any of the services which ALLIANCE provides to its clients including, but not limited to, services described in Exhibit A.

      ALLIANCE will answer all incoming phone calls, unless otherwise mutually agreed, during normal business hours, as determined by ALLIANCE. CLIENT will use only telecommunications systems and services as provided by ALLIANCE. CLIENT will pay ALLIANCE a monthly fee for equipment rental and, where applicable, for voice lines.

      CLIENT acknowledges that due to the imperfect nature of verbal, written and electronic communications, ALLIANCE shall not be responsible for damages, direct or consequential, which may result from the failure of ALLIANCE to furnish any service, including but not limited to the service of conveying messages, communications and other utility or services required under this Agreement or agreed to by ALLIANCE. CLIENT's sole remedy and ALLIANCE's sole obligation for any failure to render any service, any error or omission, or any delay or interruption with respect thereto, is limited to an adjustment to the CLIENT's billing in an amount equal to the charge for such service for the period during which the failure, delay or interruption continues.

      The CLIENT expressly agrees to waive, and agrees not to make any claim for damages, direct or consequential, arising out of any failure to furnish any utility, service or facility, any error or omission with respect thereto, or any delay or interruption of the same.

      4. DURATION OF AGREEMENT. Unless one party hereto gives notice to the other party in writing sixty (60) days prior to the end of the term to terminate this Agreement, upon the end of the Initial Term, or any extension thereof, the term of this Agreement and the License herein granted shall be automatically extended for the same period of time as the Initial Term, upon the same terms and conditions as contained herein, except that the Monthly Base Fee shall be increased by 0.4% per month of the Initial Term. Such sixty (60) day notice period shall be tended to ninety (90) days if CLIENT occupies three or more offices.

      Upon any termination of this Agreement, by proper written notice by either Party, CLIENT shall surrender possession and vacate the Office and the ALLIANCE Business Center immediately. For each and every month or portion thereof that CLIENT retains possession of the Office after the termination of this Agreement, without the express written consent of ALLIANCE, CLIENT shall pay ALLIANCE, as liquidated damages, an amount equal to double the Total Monthly Base Fee computed on a per-month basis for each month or portion thereof that the CLIENT remains in possession.

      5. PAYMENTS AND ESCALATIONS. CLIENT agrees to pay to ALLIANCE the Total Monthly Fixed Fee including applicable sales or use Taxes as detailed in Exhibit C hereto, in advance, on the first day of each calendar month during the initial term and all extensions thereof, without any deduction, offset, notice or demand. If the term shall not commence on the first day of a month or end on the last day of a month, fees for any such month shall be prorated, any amounts due for services in excess of the Total Monthly Fixed Fee shall be due on the first day of the following month. All amounts payable hereunder shall be payable at the office of ALLIANCE or to such other location or to any agent designated in writing by ALLIANCE. CLIENT shall, in addition to any other sums due, pay a late charge equal to five percent (5%) of the

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total outstanding balance that is due or $5.00, whichever is greater, when amounts due have not been paid to ALLIANCE within five (5) days of the date such amount is due. The parties agree that such late charges are fair and reasonable compensation for costs incurred by ALLIANCE where there is default in any payment clue under this Agreement.

      Upon the execution of this Agreement, CLIENT shall pay ALLIANCE or its agent the Refundable Retainer. The Refundable Retainer need not be kept separate and apart and no interest shall be paid to[?] ALLIANCE. In addition to the Refundable Retainer, CLIENT will, upon execution hereof, pay to ALLIANCE the Total Monthly Fixed Fee for the first full month of the Initial Term.

      CLIENT agrees that the Refundable Retainer shall not be used by CLIENT as payment for the Total Monthly Fixed Fee for the last month of the term. In the event CLIENT defaults in the performance of any of the terms hereof, ALLIANCE may terminate this Agreement and the License herein granted and may also use, apply or retain the whole, or any part of the Refundable Retainer for the payment (if any service fee or any other payment due hereunder, or for payment of any other sum which ALLIANCE may spend by reason of CLIENT's default. If CLIENT shall, at the end of the term of this Agreement, have fully and faithfully complied with all of the terms and provisions of this Agreement, and surrendered all keys, access cards and building passes, the Refundable Retainer, or any balance thereof, shall be returned to CLIENT within forty-five (45) days after the end of term.

      The Refundable Retainer in conjunction with Clients credit rating provide the basis for establishing the Client's Credit Limit. Payment in accordance with the terms herein will assure no interruption to your service. In the event amounts owed exceed the established Credit Limit services provided under the terms of this Agreement shall be suspended.

      6. DAMAGES AND INSURANCE. CLIENT will not damage or deface the furnishings, walls, floors or ceilings, although reasonable hardware may be used for the hanging of pictures. CLIENT will not cause damage to any part of the Building or the property of ALLIANCE or disturb the quiet enjoyment of any other Licensee or occupant of the Building nor suffer to be made any waste, obstruction or unlawful, improper or offensive use of the Office or the common area facilities. At the termination of this Agreement, CLIENT will return Office in as good condition as when CLIENT took possession, normal wear and tear excepted. A move out fee of $100.00 will be charged for cleaning, painting and general maintenance for each office occupied less than three years. Within sixty
(60) days prior to termination of this Agreement, ALLIANCE shall have the right to show the Office to prospective clients, provided ALLIANCE will use reasonable efforts not to disrupt CLIENT's business.

      ALLIANCE and its respective directors, licensors, officers, agents, servants and employees shall not, to the extent permitted by law, except upon the affirmative showing of ALLIANCE's gross negligence or willful misconduct, be liable for, and the CLIENT waives all right of recovery against such entities and individuals for any damage or claim with respect to any injury to person or damage to, or loss or destruction of any property of the CLIENT, its employees, authorized persons and invitees due to any act, Omission or occurrence in or about the ALLIANCE Business Center or the Building. Without limitation of any other provision hereof, CLIENT agrees to indemnify, defend, protect and save ALLIANCE and its respective directors, licensors, officers, agents, servants and employees harmless from and against all liability to third parties arising out of CLIENT's use and occupancy of the Office or actions of omissions of CLIENT and its agents, employees, contractors, and invitees. CLIENT further agrees that all personal property of CLIENT, its agents, employees, contractors, and invitees, within or about the ALLIANCE Business Center or the Building shall be at the sole risk of CLIENT.

      Client shall at Client's sole expense, obtain and keep in force during the term of this Agreement a policy of comprehensive general liability insurance with bodily injury and property damage aggregate limits in an amount not less than three hundred thousand dollars ($300,000) insuring Client and naming ALLIANCE/INTEROFFICE SAN FRANCISCO, LLC as an additional insured against any liability arising out of the use, occupancy or maintenance of the Office and ALLIANCE Business Center. The limit of said insurance shall not however limit the liability of Client hereunder. Client shall provide to ALLIANCE, within 15 days of the commencement of this lease term, a Certificate of Insurance verifying such coverage. Client agrees that failure by Client to provide such


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coverage increases ALLIANCE's risk of loss and may increase ALLIANCE's cost of insurance. Should Client fail to provide the Certificate of Insurance, ALLIANCE may charge, and Client shall pay, a monthly fee of forty dollars ($40.00) for the first office and twenty dollars ($20.00) for each additional office occupied under this Agreement as compensation for the additional risk and/or costs incurred by ALLIANCE. Any insurance carried by ALLIANCE shall be excess and non-contributing to the maximum extent permitted by insurance policies which may be owned by ALLIANCE or Client. ALLIANCE and Client, for the benefit of each other, waive any and all rights of subrogation which might exist against each other.

      ALLIANCE and CLIENT each hereby waive any and all rights of recovery against the other, or against the officers, employees, agents or representatives of the other, for loss of or damage to its property or the property of others under its control, to the extent such loss or damage is covered by any insurance policy.

      If the ALLIANCE Business Center is made unusable, in whole or in part, by fire or other casualty not due to negligence of CLIENT, ALLIANCE may, at its option, terminate the Agreement upon notice to CLIENT, effective upon such casualty, or may elect to repair, restore, or rehabilitate, or cause to be repaired, restored or rehabilitated, the ALLIANCE Business Center, without expense to CLIENT, within ninety (90) days or within such longer period of time as may be required because of events beyond ALLIANCE's control. The Monthly Base Fee shall be abated on a per diem basis for the portions of the Office that are unusable. 7. DEFAULT. The CLIENT shall be deemed to be in default under this
Agreement: (a) if CLIENT defaults in the payment of the Monthly Base Fee or other sums due hereunder, or (b) if the CLIENT defaults in the prompt and full performance of any other provision of this Agreement and any such default continues in excess of five (5) business days after written notice by ALLIANCE or (c) if CLIENT fails to comply with the laws or permit licensing rules and other requirements regulating the conduct of Client's business.

      Should the CLIENT be in default hereunder, ALLIANCE shall have the option to pursue any one or more of the following remedies without any additional notice or demand whatsoever and without limitation to ALLIANCE in the exercise of any remedy:

      (1) ALLIANCE may, if ALLIANCE so elects, without any additional notice of such election or demand to CLIENT, either forthwith terminate this Agreement and the License to use any portion of the ALLIANCE Business Center, and may enter into the Office and take and hold possession of the Office and contents thereof, without releasing the CLIENT, in whole or in part, from the CLIENT's obligation hereunder. In the event of such termination, ALLIANCE may, at its option, declare the entire amount of the Monthly Base Fee which would become due and payable during the remainder of the term, to be due and payable immediately, in which event, CLIENT agrees to pay the same upon demand.

      (2) Pursue any other remedy now or hereafter available to ALLIANCE. ALLIANCE's exercise of any right or remedy shall not prevent it from exercising any other right or remedy.

      8. RESTRICTION ON HIRING. CLIENT, including its principals and any affiliated companies, agrees that during the term of this Agreement and within one (1) year of the termination of this Agreement, neither CLIENT nor any of its employees will hire, directly or as an independent contractor, any person who is employed by ALLIANCE at any time during the six (6) month period prior to the new hire date of said person by CLIENT. In the event that CLIENT shall breach any obligation of CLIENT contained in this paragraph, CLIENT shall be liable to ALLIANCE for, and shall pay to ALLIANCE, on demand, liquidated damages in the sum of $10,000.00 for each employee with respect to whom such breach shall occur, it being mutually agreed by ALLIANCE as the result of any such breach would be, from the nature of the case, extremely difficult to fix and that the aforesaid liquidated damage amount is fair and reasonable ALLIANCE agrees that this restriction applies only to ALLIANCE employees employed at the ALLIANCE Business Center during the term of this agreement.

      9. MISCELLANEOUS.

      A. This is the only Agreement between the parties. No other agreements are effective. All amendments to this Agreement shall be in writing and signed by all parties. Any other attempted amendment shall be void. The invalidity or unenforceability of any provision hereof shall not affect the remainder hereof.

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      B. All waivers must be in writing and signed by the waiving party.
ALLIANCE's failure to enforce any provision of this Agreement or its acceptance of fees shall not be a waiver and shall not prevent ALLIANCE from enforcing any provision of this Agreement in the future. No receipt of money by ALLIANCE shall be deemed to waive any default of CLIENT or to extend, reinstate or continue the term hereof.

      C. All Exhibits and Addenda attached hereto are hereby incorporated herein. The laws of the State of California shall govern this Agreement.

      D. All parties signing this Agreement as a partnership or cosigning individuals shall be jointly and severally liable for all obligations of the CLIENT.

      E. CLIENT represents and warrants to ALLIANCE that there are no agents, brokers, finders or other parties except none, with whom CLIENT has dealt who are or may be entitled to any commission or fee with respect to this Agreement.

      F. Neither CLIENT nor anyone claiming by, through or under CLIENT shall assign this Agreement or permit the use of any portion of the ALLIANCE Business Center by any person other than the CLIENT.

      G. The Rules and Regulations of the Building and of ALLIANCE as defined on Exhibit B hereto are expressly made a part of this Agreement and CLIENT expressly covenants and agrees to abide by all of said Rules and Regulations, as well as such reasonable modifications as may be hereafter adopted by ALLIANCE.

      H. All notices hereunder shall be in writing. Notices to CLIENT shall be deemed to be duly given if mailed by registered or certified mail, Postage Prepaid, addressed to Client at: 712 5th Avenue, 7th Floor, New York, NY 10019. Notice to ALLIANCE shall be deemed to be duly given if mailed by registered or certified mail, postage prepaid, to ALLIANCE at 595 Market Street, 25th Floor, San Francisco, CA 94105.

      I. THIS AGREEMENT IS NOT INTENDED TO CREATE ANY INTEREST IN REAL PROPERTY IN FAVOR OF THE CLIENT, BUT INSTEAD CREATES A REVOCABLE LICENSE IN ACCORDANCE WITH THE TERMS HEREOF. This Agreement grants the CLIENT the License to use the ALLIANCE Business Center and the Office for the specific purpose herein set forth without diminution of the legal possession or control thereof by ALLIANCE and shall be revocable at the option of ALLIANCE upon the destruction of the ALLIANCE Business Center, the abandonment or non-use by CLIENT, or the breach by the CLIENT of any term or condition herein set forth. This Agreement is subject and subordinate to any underlying Lease or Contract of the premises as it may be amended from time to time (said underlying Lease or Contract together with any amendments, hereinafter referred to as the Master Lease). This Agreement shall terminate simultaneously with the termination of the ALLIANCE Business Center operation for any reason. The CLIENT is not a party to nor shall have any rights under the Master Lease.

      J. The CLIENT acknowledges that ALLIANCE Business Centers will comply with U.S. postal Service regulations regarding client mail and, upon termination of this Agreement it will be the CLIENT's responsibility to notify all parties of termination of the use of the above-described address, assigned telephone number and facsimile numbers. For thirty (30) days after the termination of the Agreement has taken effect, ALLIANCE will, at the CLIENT's written request and cost, provide the CLIENT's new telephone number and address to all incoming callers and will hold or forward once a week all mail, packages and facsimiles.

      K. ALLIANCE may assign this Agreement and/or any fees hereunder and the CLIENT agrees to attorn to any such assignee.

      L. ALLIANCE's Monthly Base Service Fees have been established based on expected Client electrical usage for one computer and one printer per office. Client's use of office equipment in excess of this standard shall result in an additional charge for electrical consumption at a rate reflecting typical consumption for such additional equipment.

      M. Client acknowledges that any phone numbers assigned to Client under this agreement may not be taken by Client at the termination of this Agreement. Client further acknowledges that no Yellow Pages advertising utilizing the assigned phone number shall be placed without advance written approval by ALLIANCE in the form of a contract for the duration of the telephone directory.


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The following exhibits are attached hereto and made a part hereof.

Exhibit A         Services, Furniture and Equipment Agreement
Exhibit B         Building Rules and Regulations
Exhibit C         Floorplan

                                    ADDENDUM

1) Client will have a one time option to terminate this agreement at the end of the first six (6) months, with sixty (60) days written notice to Alliance, to be received no later than October 31, 1999. The fee for this option, if exercised, shall be equivalent to one month's fixed charges.

2) Client will be allowed to move into office earlier than the June 4, 1999, start date, and rent will be prorated back to cover those days. Phones will be installed at least five (5) working days from when Alliance receives a signed agreement from client.


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"CLIENT" -  Mywebin.com, Inc.
            a Nevada Corporation

Address:    712 5th Avenue, 7th Floor
            New York, NY  10019

By:         /s/ illegible
            ---------------------------

Title:      Vice President
            ---------------------------

Date:       6/3/99
            ---------------------------

ALLIANCE ALLIANCE/INTEROFFICE SAN FRANCISCO, LLC a Nevada corporation dba ALLIANCE/INTEROFFICE

    Address:    595 Market Street, 25th Floor
                San Francisco, CA 94105
    By:


By: /s/ Derrick Lanier
   ---------------------------
        Derrick Lanier

Title:  General Manager
        ---------------------------

Date:    6/3/99
        ---------------------------

PERSONAL GUARANTEE:
For value received, the undersigned does hereby unconditionally and irrevocably guarantee the prompt payment and full performance of all terms, covenants, conditions and agreements as contained herein.

By:
   -----------------------------------


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                     OFFICE AND SERVICES AGREEMENT AMENDMENT
                               DATED JULY 27,1999

This agreement between ALLIANCE SAN FRANCISCO, LLC DBA ALLIANCE BUSINESS CENTERS and MyWebInc.com (Client) constitutes an amendment to the existing Office and Services Agreement dated June 4,1999.

Effective, JULY 27, 1999, both parties agree to change the terms of occupancy for office #29 by making Victor Ng the contact and representative of MyWeblnc.com in place of Walter Ling. Signing below, in effect, makes Victor Ng responsible for the terms of any and all contracts and/or agreements previously signed by Walter Ling and removes Walter Ling as the responsible party.

This amendment leaves all other terms and conditions of the Office and Services Agreement between the parties in full force and effect.

Client:  MyWebInc:Com

         712 5th Ave., 7th Floor
         New York, NY  94105


         By: /s/ Victor Ng
            ------------------------
                 Victor Ng

         Title: Director
                --------------------

         Date:  8/16/99
                --------------------


         By:  /s/ Walter Ling
            ------------------------
                  Walter Ling

         Title:  Vice President
               ---------------------

         Date:    7/27/99
               ---------------------

ALLIANCE BUSINESS CENTER

595 Market St., Suite 2500
San Francisco, CA  94105


By:    /s/ Derrick Lanier
    ----------------------------
           Derrick Lanier

Title: General Manager
       -------------------------

Date:   7/27/99
       -------------------------



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